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                                                                       Exhibit 5

November 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Ladies and Gentlemen:

      We have acted as special legal counsel to National HealthCare Corporation, (the "Company") in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), relating to up to 690,155 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be sold by the Selling Shareholder.

      As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With the Company's consent we have relied upon certificates of an officer of the Company and others with respect to certain factual matters. We have not independently verified such factual matters.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Based on the foregoing it is our opinion that the Shares will, when sold, be legally issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     HARWELL HOWARD HYNE
                                                     GABBERT & MANNER, P.C.

                                                     /s/ Harwell Howard Hyne
                                                       Gabbert & Manner, P.C.